                                                                    EXHIBIT 12

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                NINE MONTHS
                                                              YEAR ENDED                                           ENDED
                               ------------------------------------------------------------------------   --------------------------
                               FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   NOVEMBER 30,  NOVEMBER 30,
                                   1993           1994           1995           1996           1997          1996         1997
                               ------------   ------------   ------------   ------------   ------------   -----------   ------------
Income before income taxes,
  minority interests and
  extraordinary charges......    $28,463        $19,655        $28,243        $32,122        $ 1,076       $ 4,529      $ 1,409
Less income from equity
  investments................       (416)        (3,257)        (2,905)        (2,647)        (4,909)       (3,636)      (2,216)
Distributions from equity
  investments................         --          2,455          2,933          1,332          5,701         3,840        3,355
Fixed charges................      9,337         14,021         17,751         17,853         17,992        13,409       14,985
Less accretion related to LCI
  stock......................       (828)        (5,729)        (3,654)            --             --            --           --
Less capitalized interest....       (136)           (89)            --             --           (860)         (388)        (760)
                                 -------        -------        -------        -------        -------       -------      -------
         Earnings............    $28,420        $27,056        $42,368        $48,660        $19,000       $17,754      $16,773
                                 =======        =======        =======        =======        =======       =======      =======
Interest expense and other...    $ 7,158        $ 7,118        $13,083        $15,973        $14,881       $11,224      $12,225
Capitalized interest.........        136             89             --             --            860           388          760
Interest portion of rental
  expense....................      1,215          1,085          1,014          1,880          2,251         1,797        2,000
Accretion related to LCI
  stock......................        828          5,729          3,654             --             --            --           --
                                 -------        -------        -------        -------        -------       -------      -------
Fixed charges................    $ 9,337        $14,021        $17,751        $17,853        $17,992       $13,409      $14,985
                                 =======        =======        =======        =======        =======       =======      =======
Ratio of earnings to fixed
  charges....................       3.04           1.93           2.39           2.73           1.06          1.32         1.12
                                 =======        =======        =======        =======        =======       =======      =======
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
                    PROFORMA STATEMENT REGARDING COMPUTATION
                     OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                     YEAR ENDED      NINE MONTHS ENDED
                                                                  FEBRUARY 28, 1997  NOVEMBER 30, 1997
                                                                  -----------------  -----------------
Income before income taxes, minority interests and
  extraordinary charges...................................              $(2,684)        $(3,023)
Less income from equity investments.......................               (4,909)         (2,216)
Distributions from equity investments.....................                5,701           3,355
Fixed charges.............................................               21,752          15,935
Less accretion related to LCI stock.......................                   --              --
Less capitalized interest.................................                 (860)           (760)
                                                                        -------         -------
        Earnings..........................................              $19,000         $13,291
                                                                        =======         =======
Interest expense and other................................              $18,641         $13,175
Capitalized interest......................................                  860             760
Interest portion of rental expense........................                2,251           2,000
Accretion related to LCI stock............................                   --              --
                                                                        -------         -------
Fixed charges.............................................              $21,752         $15,935
                                                                        =======         =======
Ratio of Proforma earnings to Proforma fixed charges......                 0.87            0.83
                                                                        =======         =======
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